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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (date of earliest event reported) March 18, 2002


                       AMERICAN COMMUNITY BANCSHARES, INC.

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             (Exact name of Registrant as specified in its charter)




        North Carolina              000-30517                56-2179531

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(State or other jurisdiction (Commission File No.) (IRS Employer Identification
  of incorporation)                                           number)



        2593 West Roosevelt Boulevard, Monroe, North Carolina 28111-0418

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                    (Address of principal executive offices)


Registrant's telephone number, including area code (704) 225-8444


                                 Not Applicable

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                 (Former address of principal executive offices)

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Item 5  Other Events.
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On March 18, 2002, the Registrant filed a Registration Statement with the
Securities and Exchange Commission to conduct a public offering of approximately 700,000 units consisting of one share of its common stock and one warrant to purchase one share of its common stock. The offering price and amount are yet to be determined. Ryan, Beck & Co. has agreed to be the underwriter of the offering and will be granted a 30-day option to purchase up to an additional 15% of the offering. The proceeds of the offering will be used to expand the loan and investment portfolios, provide capital to support growth, acquire other financially related businesses or banks, and general corporate purposes.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AMERICAN COMMUNITY BANCSHARES, INC.


                                            By: /s/ Randy P. Helton
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                                                Randy P. Helton, President

Dated:    March 18, 2002

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                                  EXHIBIT INDEX
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               Exhibit
                Number         Description of Exhibit
                ------         ----------------------

                  99           Press Release dated March 18, 2002

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